Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203353), as amended, and Form S-8 (No. 333-187053) of The ExOne Company and Subsidiaries of our report dated March 22, 2016, relating to the consolidated financial statements of The ExOne Company and Subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

March 15, 2018